Exhibit 99.1

Press Release

TTM Technologies, Inc. to Sell Four China Manufacturing Plants

Comprising its Mobility Business Unit

TTM to Focus on Longer Cycle Growth Markets

Santa Ana, CA – January 22, 2020– TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) today announced the execution of a definitive agreement under which TTM has agreed to divest its four China manufacturing plants comprising substantially all of the assets of its Mobility business unit as a separate enterprise for $550 million in cash consideration. The sale does not include certain accounts receivable of the divested business, estimated to be $110 million in cash receivable to TTM. The Buyer is AKMMeadville Electronics (Xiamen) Co., Ltd. (“AKMMeadville”), a Chinese consortium consisting of Meizhi Investment (Xiamen) Co., Ltd., Xiamen Semiconductor Investment Group Co., Ltd., AKM Electronics Industrial (Panyu) Ltd. (“AKM”), and Anmei Ventures (Xiamen) Equity Investment Partnership (Limited Partnership) (“Anmei”).

The transaction is an important step in advancing TTM’s stated strategy of increasing its focus on growth markets characterized by long product cycles such as aerospace and defense, automotive, medical, industrial, instrumentation and networking/communications that more fully leverage TTM’s early engagement capabilities and industry leading differentiated solutions, while decreasing its focus on seasonal, consumer-oriented markets such as cellular.

“After years of double digit growth, the cellular market has matured resulting in lower growth rates.” said Tom Edman, CEO of TTM. “However, this market still demands substantial investment and capital commitments. In addition, the cellular market is highly seasonal and is driven by short term product cycles. The combination of these trends posed increasing challenges to our strategic direction and desired business model. We are pleased to have found a buyer that we believe is strategically committed to cellular market leadership, growing the Mobility business and supporting the customers and the approximately 7,500 employees that support this business. We expect that after the transaction is complete, the remaining TTM business should be less seasonal and more exposed to longer cycle markets that fit our strategic direction. We remain excited about the anticipated growth opportunities in 5G base stations, cloud data centers, aerospace and defense electronics, and increasing automotive electronic content.”

Strategic Rationale

The sale of the Mobility business unit is expected to provide a number of benefits to TTM, our customers, employees and shareholders, including:

•	Reducing our exposure to the highly seasonal and cyclical cellular market

•	Increasing our mix of business to longer cycle markets with aerospace and defense remaining our largest end market after this deal closes

•	More capital available for growth investments in our remaining businesses

•	Expected improvement in overall margins

•	Cash proceeds which can be reinvested in the business or used to reduce debt

•	Reducing TTM’s Chinese manufacturing footprint

•	Buyer is believed to be strategically committed to the Mobility business with the resources to expand and grow the Mobility business’s industry leadership position

Terms of the Transaction and Financial Highlights

The transaction is structured as a sale of the four China manufacturing plants of the Mobility business unit on a debt free, cash free basis for a total of $550 million in cash, subject to working capital adjustments at closing. The sale does not include certain accounts receivable of the business unit as of the closing date, which TTM expects, based on the terms of the agreement, will result in an estimated $110 million in cash receivable to TTM.

•	In the twelve months ended September 30, 2019, the Mobility business unit generated revenues of $528 million, non-GAAP operating income of $5.5 million and adjusted EBITDA of $82.5 million.[1]

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Within AKMMeadville, Meizhi Investment and Xiamen Semiconductor Investment Group are the primary investors and the minority investors are AKM and Anmei. AKM’s parent is a Hong Kong listed company focused on the manufacture of flexible printed circuit board products in China and India. This strategic buyer consortium has agreed to purchase TTM’s Mobility business unit consisting of four manufacturing facilities in China, namely in Guangzhou and Shanghai, and the associated business revenue.

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Products are largely advanced technology PCBs (HDI, SLP, Rigid-flex, substrate) targeted at cellular, notebook, tablet and consumer end markets. TTM will retain advanced technology capabilities in TTM’s remaining printed circuit board manufacturing plants.

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This transaction is subject to customary regulatory approvals for transactions in China (the State Administration for Market Regulation of the People’s Republic of China and change of ownership filings with other local government authorities) and is expected to close in four to six months. Receipt of proceeds can take up to approximately an additional three to four months. The buyer has provided TTM with bank guarantees payable in United States dollars by the Hong Kong branches of third party banks to provide security for the financing of the transaction.

•	TTM fully intends to support our Mobility customers and employees between signing and closing.

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After the transaction, TTM will maintain its leading position as a provider of printed circuit board products, specialty components and engineered solutions focusing on five major markets: 1) Aerospace and Defense, 2) Automotive, 3) Medical, Industrial and Instrumentation, 4) Computing and 5) Networking and Communications.

•	J.P Morgan and UBS acted as financial advisors to TTM. O’Melveny & Myers LLP acted as legal counsel for TTM.

[1]

A reconciliation of non-GAAP operating income and adjusted EBITDA to GAAP operating income has been provided in the table included in this press release under the heading “Mobility Business Unit Operating Income and EBITDA Reconciliation.”

Investor Conference Call and Webcast

TTM will host a conference call on Wednesday, January 22, 2020 at 4:30 PM Eastern Time to discuss the divestiture.

Interested parties can listen to the conference call and view accompanying slides via webcast at www.ttm.com. The call can also be accessed over the phone by dialing domestic 1-888-394-8218 or international 1-323-701-0225 (ID 7996186).

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

About AKM

AKM Electronics Industrial (Panyu) Ltd. is a wholly owned subsidiary of AKM Industrial Company Limited (“AKM”), a Hong Kong listed company (01639) established in 1993. AKM specializes in the manufacture of flexible printed circuits (FPC) and related electronic component assembly and provides customers with one-stop services from its plants in China and India.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: TTM’s ability to successfully complete the transaction on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the potential adverse effect any announcement relating to the proposed transaction could have on the market price of the Company’s stock, the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of accounts receivable in the divested business at the time of closing and related impact on TTM’s working capital requirements as a result of excluding accounts receivable from the sale; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Use of Non-GAAP Financial Measures

This release includes information about the Mobility business unit’s non-GAAP operating income and adjusted EBITDA, which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Mobility Business Unit Operating Income and EBITDA Reconciliation

($ In Millions)	LTM 9/30/19
GAAP Operating Income	$657
Amortization of intangibles	$2,698
Restructuring, acquisition-related, and other charges	$2,124

Non-GAAP Operating Income	$5,479

GAAP Net Income	$2,489
Income tax provision	$719
Interest expense	$1,726
Amortization of intangibles	$2,698
Depreciation expense	$72,717
Restructuring, acquisition-related, and other charges	$2,124

Adjusted EBITDA	$82,473

Contacts:

TTM Investors

Sameer Desai,

Senior Director, Corporate Development & Investor Relations

Sameer.desai@ttmtech.com

714-327-3050

Press Inquiries

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

+852 2660 4287 / +1 714 327 3000

winnie.ng@ttm.com

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